Exhibit 99.1


      Certification of Chief Executive Officer and Chief Financial Officer of Monument Resources, Inc. Pursuant to 18 U.S.C. 1350


     I, A.G. Foust, certify that:

     In connection with the Quarterly Report on Form 10-Q of Monument Resources, Inc. (the "Company") for the period ended June 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, A.G. Foust, Chief Executive Officer and Chief Financial Officer of the Company, certify pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     1. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

     2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


                                      Name:   A.G. Foust
                                      Title:  Chief Executive Officer and
                                              Chief Financial Officer
                                      Date:   August 13, 2002